Exhibit 99.1

Momentive Announces Fourth Quarter and Full Year 2022 Financial Results

Announces Workforce Reduction Plan

SAN MATEO, Calif. — February 16, 2023 — Momentive (NASDAQ: MNTV), the maker of SurveyMonkey, today reported fourth quarter and full year results for the period ended December 31, 2022.

“Our fourth quarter results illustrate our continued execution against our top priorities: driving meaningful operating leverage and positioning the company for more profitable growth,” said Zander Lurie, chief executive officer of Momentive. “Today, we are announcing plans to decrease costs and prioritize the products and pricing models that efficiently drive customer acquisition, retention, and expansion. While this is a difficult decision, we have conviction these steps will enable us to navigate a more challenging selling environment in the short-term, expand margins meaningfully in full year 2023, and deliver sustained, profitable growth over time.”

Q4 2022 Key Results

•
Total revenue was $122.4 million, an increase of 4% year-over-year. On a constant currency basis, revenue increased 7% year-over-year.
•
Sales-assisted revenue was $49.3 million, an increase of 23% year-over-year. Sales-assisted revenue accounted for approximately 40% of total revenue, up from approximately 34% in Q4 2021. We ended the quarter with approximately 14,500 sales-assisted customers, up 23% from approximately 11,900 in Q4 2021.
•
Self-serve revenue was $73.1 million, a decrease of 6% year-over-year.
•
Deferred revenue was $207.4 million, an increase of 3% year-over-year. Remaining performance obligations were $238.8 million, an increase of 5% year-over-year.
•
Paying users totaled approximately 887,400, an increase of 1% from approximately 879,600 in Q4 2021. Approximately 93% of our paying users were on annual plans, up from 91% a year ago.
•
Average revenue per user was approximately $544, up 3% from approximately $530 in Q4 2021.
•
GAAP operating margin was negative 3.7% and non-GAAP operating margin was 18.8%.
•
GAAP net loss was $3.6 million and GAAP diluted net loss per share was $0.02. Non-GAAP net income was $20.7 million and non-GAAP diluted net income per share was $0.14.
•
Net cash from operating activities was $8.2 million and free cash flow was $6.6 million.

Full Year 2022 Key Results

•
Total revenue was $480.9 million, an increase of 8% year-over-year. On a constant currency basis, revenue increased 9% year-over-year.

•
Sales-assisted revenue was $181.3 million, an increase of 27% year-over-year.
•
Self-serve revenue was $299.6 million, approximately flat year-over-year.
•
GAAP operating margin was negative 16.9% and non-GAAP operating margin was 7.9%.
•
GAAP net loss was $89.9 million and GAAP diluted net loss per share was $0.61. Non-GAAP net income was $27.1 million and non-GAAP diluted net income per share was $0.18.
•
Net cash provided by operating activities was $8.8 million and free cash flow was $0.1 million.
•
Cash and cash equivalents totaled $202.8 million and total debt was $184.8 million for net cash of $18.0 million as of December 31, 2022.
•
The company repurchased approximately 6.6 million shares of common stock for approximately $83.5 million. As of December 31, 2022, the Company’s remaining share repurchase authorization was approximately $116.5 million.

Workforce Reduction

In a Form 8-K filed with the Securities and Exchange Commission today, Momentive also announced a plan designed to further improve its operating margin (the “Plan”). The Plan involves a reduction of the company’s workforce by approximately 14%.

We estimate that we will incur approximately $7.0 million to $9.0 million in charges related to employee severance, employee benefits, and related facilitation costs in connection with the Plan. We expect that the majority of these costs will be incurred and paid during the first quarter of 2023, and that the execution of the Plan, including cash payments, will be substantially complete by the end of the second quarter of 2023.

Potential position eliminations in each country are subject to local law and consultation requirements, which may extend this process beyond the first quarter of 2023 in certain countries. The charges that we expect to incur are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual expenses may differ materially from the estimates disclosed above. The costs associated with the Plan will be included in our GAAP results but are expected to be excluded from our non-GAAP financial results.

Financial Outlook

For the first quarter of 2023, Momentive currently expects the following:

Q1 2023
Revenue Growth (year-over-year)	0% to 2%
Non-GAAP operating margin	6% to 8%

For the first quarter of 2023, the company expects basic and diluted weighted average shares outstanding to be approximately 149 million. The basic and diluted weighted average shares outstanding for the first quarter of 2023 do not include any forecasts for share repurchases after December 31, 2022.

Momentive is not providing full year 2023 revenue guidance due to the current macroeconomic environment. However, improving operating margin will remain a top priority in 2023 and the changes to the cost structure announced today put the company on a path to double non-GAAP operating margin in full year 2023 compared to full year 2022.

For a detailed explanation of the company’s non-GAAP measures, please refer to the appendix section of this press release. For more information on the company’s fourth quarter and full year 2022 financial results, please visit the Momentive investor relations website at investor.momentive.ai.

Conference Call Information

Momentive senior management will host a conference call today to discuss the company’s fourth quarter and full year 2022 financial results. This call is scheduled to begin at 2:00 pm PT / 5:00 pm ET and can be accessed by dialing (844) 200-6205 or (646) 904-5544 (ID: 687393). A telephonic replay of the conference call will be available until Thursday, February 23, 2023, and can be accessed by dialing (866) 813-9403 or (929) 458-6194 and entering the passcode 619341. An archived webcast of the Q4 earnings conference call will be accessible on investor.momentive.ai.

About Momentive
Momentive (NASDAQ: MNTV), maker of SurveyMonkey, collects and analyzes human sentiment at scale. Momentive products, including SurveyMonkey and Momentive brand and market insights solutions, equip decision-makers at 345,000 organizations worldwide with the insights they need to make decisions with speed and confidence. Millions of users rely on Momentive to fuel market insights, brand insights, employee experience, customer experience, and product experience. Ultimately, the company’s vision is to broaden the world’s perspective to shape the future of business. Learn more at momentive.ai.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@momentive.ai

Media Contact:

Katie Miserany

pr@momentive.ai

Source: Momentive Global Inc.

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$202,816	$305,525
Accounts receivable, net	33,656	32,489
Deferred commissions, current	9,775	7,945
Prepaid expenses and other current assets	17,207	11,363
Total current assets	263,454	357,322
Property and equipment, net	1,006	5,442
Operating lease right-of-use assets	32,252	52,232
Capitalized internal-use software, net	29,595	28,158
Acquisition intangible assets, net	5,156	10,773
Goodwill	459,817	463,736
Deferred commissions, non-current	14,307	13,200
Other assets	4,568	9,061
Total assets	$810,155	$939,924
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,418	$7,204
Accrued expenses and other current liabilities	24,969	30,725
Accrued compensation	31,893	45,873
Deferred revenue, current	206,728	200,658
Operating lease liabilities, current	8,046	9,587
Debt, current	1,900	1,900
Total current liabilities	289,954	295,947
Deferred revenue, non-current	719	1,165
Deferred tax liabilities	6,337	5,701
Debt, non-current	182,916	209,816
Operating lease liabilities, non-current	39,584	66,938
Other non-current liabilities	3,885	5,883
Total liabilities	523,395	585,450
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	2
Additional paid-in capital	997,621	971,604
Accumulated other comprehensive income (loss)	(3,425)	414
Accumulated deficit	(707,437)	(617,546)
Total stockholders’ equity	286,760	354,474
Total liabilities and stockholders’ equity	$810,155	$939,924

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenue	$122,393	$117,342	$480,917	$443,786
Cost of revenue (1)(2)(3)	19,601	21,800	86,251	86,421
Gross profit	102,792	95,542	394,666	357,365
Operating expenses:
Research and development (1)(3)	30,671	38,383	138,091	139,262
Sales and marketing (1)(2)(3)	47,917	61,829	223,827	224,008
General and administrative (1)(3)	24,139	34,709	107,522	106,667
Restructuring (1)(2)	4,581	—	6,563	—
Total operating expenses	107,308	134,921	476,003	469,937
Loss from operations	(4,516)	(39,379)	(81,337)	(112,572)
Interest expense	3,780	2,321	11,476	9,261
Other non-operating (income) expense, net	(5,127)	195	(4,513)	934
Loss before income taxes	(3,169)	(41,895)	(88,300)	(122,767)
Provision for (benefit from) income taxes	464	(433)	1,591	482
Net loss	$(3,633)	$(41,462)	$(89,891)	$(123,249)
Net loss per share, basic and diluted	$(0.02)	$(0.28)	$(0.61)	$(0.84)
Weighted-average shares used in computing basic and diluted net loss per share	148,043	149,368	148,476	147,045

(1) Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$1,551	$1,161	$6,164	$5,862
Research and development	8,594	10,930	34,711	40,821
Sales and marketing	4,563	5,721	22,860	23,585
General and administrative	7,829	6,986	32,196	28,296
Restructuring	—	—	2,761	—
Stock-based compensation, net of amounts capitalized	$22,537	$24,798	$98,692	$98,564

(2) Includes amortization of acquisition intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$—	$1,436	$2,234	$5,868
Sales and marketing	370	989	2,916	4,274
Restructuring	135	—	450	—
Amortization of acquisition intangible assets	$505	$2,425	$5,600	$10,142

(3) Includes acquisition-related transaction costs as follows:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Cost of revenue	$—	$281	$638	$281
Research and development	—	1,337	3,363	1,337
Sales and marketing	—	1,246	3,090	1,246
General and administrative	—	9,546	4,809	9,957
Acquisition-related transaction costs	$—	$12,410	$11,900	$12,821

MOMENTIVE GLOBAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Year Ended December 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(89,891)	$(123,249)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,725	42,857
Non-cash leases expense	10,693	13,057
Gain on lease modification	(6,370)	—
Stock-based compensation expense, net of amounts capitalized	98,692	98,564
Deferred income taxes	415	(331)
Bad debt expense	2,756	1,248
Gain on sale of a private company investment	(3,202)	—
Impairment of long-lived assets	838	503
Unrealized foreign currency (gains) losses, net and other	1,652	1,379
Changes in assets and liabilities:
Accounts receivable	(4,500)	(9,817)
Prepaid expenses and other assets	(11,728)	(14,231)
Accounts payable and accrued liabilities	1,788	17,453
Accrued compensation	(13,669)	14,044
Deferred revenue	5,592	31,249
Operating lease liabilities	(12,990)	(14,959)
Net cash provided by operating activities	8,801	57,767
Cash flows from investing activities
Purchases of property and equipment	(449)	(735)
Capitalized internal-use software	(8,205)	(8,443)
Proceeds from sale of property and equipment	—	170
Net cash used in investing activities	(8,654)	(9,008)
Cash flows from financing activities
Proceeds from stock option exercises	2,827	27,953
Proceeds from employee stock purchase plan	5,589	7,453
Payments to repurchase common stock	(83,487)	—
Repayment of debt	(27,200)	(2,200)
Net cash provided by (used in) financing activities	(102,271)	33,206
Effect of exchange rate changes on cash	(739)	(458)
Net increase (decrease) in cash, cash equivalents and restricted cash	(102,863)	81,507
Cash, cash equivalents and restricted cash at beginning of period	306,121	224,614
Cash, cash equivalents and restricted cash at end of period	$203,258	$306,121
Supplemental cash flow data:
Interest paid for term debt	$10,668	$8,620
Income taxes paid	$695	$996
Non-cash investing and financing transactions:
Stock compensation included in capitalized software costs	$2,395	$2,213
Lease liabilities arising from obtaining right-of-use assets, net of terminations and modifications	$(13,620)	$2,676

MOMENTIVE GLOBAL INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended
(in thousands)	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022	Dec. 31, 2021	Sep. 30, 2021	Jun. 30, 2021	Mar. 31, 2021
Self-serve revenue	$73,105	$74,629	$76,055	$75,803	$77,389	$77,134	$75,462	$71,112
Sales-assisted revenue	49,288	46,746	44,108	41,183	39,953	37,620	33,930	31,186
Revenue	$122,393	$121,375	$120,163	$116,986	$117,342	$114,754	$109,392	$102,298

Annual Disaggregated Revenue

	Year Ended December 31,
(in thousands)	2022	2021	2020
Self-serve revenue	$299,592	$301,097	$267,703
Sales-assisted revenue	181,325	142,689	107,907
Revenue	$480,917	$443,786	$375,610

Self-serve revenues are generated from products purchased independently through our website.

Sales-assisted revenues are generated from products sold to organizations through our sales team.

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2022	2021	2022	2021
GAAP Loss from operations	$(4,516)	$(39,379)	$(81,337)	$(112,572)
GAAP Operating margin	(4)%	(34)%	(17)%	(25)%
Stock-based compensation, net	22,537	24,798	98,692	98,564
Amortization of acquisition intangible assets	505	2,425	5,600	10,142
Acquisition-related transaction costs	—	12,410	11,900	12,821
Restructuring	4,446	—	3,352	—
Non-GAAP Income from operations	$22,972	$254	$38,207	$8,955
Non-GAAP Operating margin	19%	—%	8%	2%

Reconciliation of GAAP to Non-GAAP (Loss) Income and (Loss) Income per diluted share

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts)	2022	2021	2022	2021
GAAP Net Loss	$(3,633)	$(41,462)	$(89,891)	$(123,249)
GAAP Net Loss per diluted share	$(0.02)	$(0.28)	$(0.61)	$(0.84)
Weighted-average shares used to compute GAAP net loss per diluted share	148,043	149,368	148,476	147,045

Stock-based compensation, net	22,537	24,798	98,692	98,564
Amortization of acquisition intangible assets	505	2,425	5,600	10,142
Acquisition-related transaction costs	—	12,410	11,900	12,821
Restructuring	4,446	—	3,352	—
Gain on sale of a private company investment	(3,202)	—	(3,202)	—
Income tax effect on Non-GAAP adjustments (2)	57	290	650	799

Non-GAAP Net (Loss) Income	$20,710	$(1,539)	$27,101	$(923)
Non-GAAP Net (Loss) Income per diluted share	$0.14	$(0.01)	$0.18	$(0.01)
Weighted-average shares used to compute Non-GAAP net (loss) income per diluted share	148,132	149,368	148,909	147,045

(1) Please see Appendix A for explanation of non-GAAP measures used.

(2) Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for acquisition-related transaction costs, restructuring costs and gain on sale of a private company investment. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets and stock-based compensation, net.

Calculation of Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$8,150	$(2,541)	$8,801	$57,767
Purchases of property and equipment	—	(348)	(449)	(735)
Capitalized internal-use software	(1,526)	(1,993)	(8,205)	(8,443)
Free cash flow	$6,624	$(4,882)	$147	$48,589

MOMENTIVE GLOBAL INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Calculation of Constant Currency Revenue and Constant Currency Revenue Growth Rate

	Three Months Ended December 31,			Year Ended December 31,
(in thousands, except percentages)	2022	2021	Growth Rates	2022	2021	Growth Rates
GAAP Revenue	$122,393	$117,342	4%	$480,917	$443,786	8%
Effects of foreign currency exchange rates	2,848			4,131
Constant currency revenue	$125,241		7%	$485,048		9%

Supplemental GAAP and Non-GAAP Information

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2022	2021	2022	2021
GAAP Gross profit	$102,792	$95,542	$394,666	$357,365
GAAP Gross margin	84%	81%	82%	81%
Stock-based compensation, net	1,551	1,161	6,164	5,862
Amortization of acquisition intangible assets	—	1,436	2,234	5,868
Acquisition-related transaction costs	—	281	638	281
Non-GAAP Gross profit	$104,343	$98,420	$403,702	$369,376
Non-GAAP Gross margin	85%	84%	84%	83%

GAAP Research and development	$30,671	$38,383	$138,091	$139,262
GAAP Research and development margin	25%	33%	29%	31%
Stock-based compensation, net	8,594	10,930	34,711	40,821
Acquisition-related transaction costs	—	1,337	3,363	1,337
Non-GAAP Research and development	$22,077	$26,116	$100,017	$97,104
Non-GAAP Research and development margin	18%	22%	21%	22%

GAAP Sales and marketing	$47,917	$61,829	$223,827	$224,008
GAAP Sales and marketing margin	39%	53%	47%	50%
Stock-based compensation, net	4,563	5,721	22,860	23,585
Amortization of acquisition intangible assets	370	989	2,916	4,274
Acquisition-related transaction costs	—	1,246	3,090	1,246
Non-GAAP Sales and marketing	$42,984	$53,873	$194,961	$194,903
Non-GAAP Sales and marketing margin	35%	46%	41%	44%

GAAP General and administrative	$24,139	$34,709	$107,522	$106,667
GAAP General and administrative margin	20%	30%	22%	24%
Stock-based compensation, net	7,829	6,986	32,196	28,296
Acquisition-related transaction costs	—	9,546	4,809	9,957
Non-GAAP General and administrative	$16,310	$18,177	$70,517	$68,414
Non-GAAP General and administrative margin	13%	15%	15%	15%

GAAP Restructuring	$4,581	$—	$6,563	$—
GAAP Restructuring margin	4%	0%	1%	0%
Stock-based compensation, net	—	—	2,761	—
Amortization of acquisition intangible assets	135	—	450	—
Other restructuring costs	4,446	—	3,352	—
Non-GAAP Restructuring	$—	$—	$—	$—
Non-GAAP Restructuring margin	0%	0%	0%	0%

(1) Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

MOMENTIVE GLOBAL INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin, Non-GAAP general and administrative, Non-GAAP general and administrative margin, Non-GAAP restructuring, Non-GAAP restructuring margin, free cash flow, constant currency revenue, and constant currency revenue growth rate. Our definition for each Non-GAAP measure used is provided below, however, a limitation of Non-GAAP financial measures is that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets, acquisition-related transaction costs, and restructuring. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted share: We define Non-GAAP net (loss) income as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, acquisition-related transaction costs, restructuring, gain on sale of a private company investment, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net (loss) income per diluted share is defined as Non-GAAP net (loss) income divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net, amortization of acquisition intangible assets, and acquisition-related transaction costs. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net and acquisition-related transaction costs. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

Non-GAAP restructuring, Non-GAAP restructuring margin: We define Non-GAAP restructuring as GAAP Restructuring excluding stock-based compensation, net, amortization of acquisition intangible assets, and other restructuring costs. Non-GAAP Restructuring margin is defined as Non-GAAP Restructuring divided by revenue.

Free cash flow: We define free cash flow as GAAP net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by or used in operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Constant currency revenue, Constant currency revenue growth rate: We define constant currency revenue as GAAP revenue excluding the effects of foreign currency exchange rate fluctuations. We believe providing revenue on a constant currency basis helps our investors to better understand our underlying performance, independent of foreign currency movements. Constant currency revenue compares results between periods as if exchange rates had remained constant period over period and is calculated by translating current period foreign currency revenues using average exchange rates from prior year comparable period. Constant currency revenue growth rate is calculated by determining the percentage change in current period constant currency revenue over comparable prior period GAAP revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance and liquidity. We further believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements and facilitate comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•
Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
•
Amortization of acquisition intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquisition intangible assets will recur in future periods.
•
Acquisition-related transaction costs: We incur transaction costs on a GAAP basis resulting from our acquisitions, including our terminated acquisition by Zendesk. These costs relate to advisory, legal and accounting services, and retention payments to certain employees. Acquisition-related transaction costs is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations. However, we may incur these expenses in future periods in connection with any new acquisitions.
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Restructuring: Restructuring expenses consist of employee severance, lease termination charges and related gains or losses from lease modifications, impairment of certain assets, and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to strategic initiatives and/or past acquisitions. However, we may incur these expenses in future periods in connection with any new strategic initiatives and/or acquisitions.
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Gain on sale of a private company investment: Gain on sale of a private company investment was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

With regards to the Non-GAAP outlook provided above, a reconciliation to the corresponding GAAP amounts is not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable, and the Non-GAAP adjustment for amortization of acquisition intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, the costs, timing and financial impacts of restructuring initiatives, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to our ability to successfully implement our cost-saving initiatives and to capture expected efficiencies; our ability to retain and upgrade customers; our revenue growth rate; our brand (including our rebranding); our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers; privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; our ability to execute on our share repurchase program; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Annual Report on Form 10-K that will be filed for the year ended December 31, 2022, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.momentive.ai. All information provided in this release and in the attachments is as of February 16, 2023, and we undertake no obligation to update this information.